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                                                                   EXHIBIT 10.33

                               LETTER OF AGREEMENT

        The purpose of this Agreement is to establish terms and formalize procedures pertaining to the sale of Visioneer products to Best Buy Co., Inc.. This agreement replaces all prior agreements and understandings between the two companies. Reference to "Seller" or "Vendor" shall mean Visioneer; reference to "Buyer" shall mean Best Buy Co., Inc.


        I.      GENERAL

        The relationship between Visioneer and Best Buy Co., Inc. will begin on the date this agreement is signed by an authorized representative of Best Buy Co., Inc.. This agreement will control as to matters covered herein and will continue unless and until termination. Either party may terminate this agreement by giving the other party sixty (60) days written notice of their request to terminate. Section III will survive the termination of this agreement until all of Vendor's merchandise has been sold. Section V.B. and V.C. will survive the termination of this agreement until ninety (90) days following the sale to an end-user of the last piece of Vendor's product.


        II.    PRICING AND PURCHASE ORDERS

               A.       PRICING, PRICE REDUCTIONS AND PRICE PROTECTION

               For products not purchased through a Distributor, Vendor agrees that all prices offered to Best Buy Co., Inc. will be no higher than prices charges to any other reseller. Best Buy may audit Vendor's pricing if Best Buy reasonably believes that Best Buy is not receiving the lowest pricing. In the event Visioneer reduces prices on its product carried by Best Buy Co., Inc., Vendor will accept Best Buy Co., Inc.'s debit memo in an amount equal to the price reduction times quantity on hand and in transit at the time of the change. In the event of a price reduction for product purchased through a distributor, Vendor will issue a credit to the distributor, under the terms of Vendor's agreement with such distributor.

               B.            PURCHASE ORDERS AND CONVEYANCE

               Vendor agrees to be bound by the Purchase Order Terms and Conditions set out in Exhibit 1 which is attached and incorporated herein by reference. This applies regardless whether orders are transmitted by delivery of a hard copy or by facsimile transmission. Best Buy Co., Inc. agrees that if it revises those Terms and Conditions, it will provide the text to the Vendor for inspection prior to transmitting any additional purchase orders.

               C.       TERMS

               1. Freight - All shipments to Best Buy Co., Inc. shall be made F.O.B. origin; with title and risk of loss or damage to pass to Best Buy Co., Inc. upon delivery by Vendor to the common carrier, and insurance and handling charges to be paid by Best Buy Co., Inc.. Vendor shall bear all shipping charges for orders comprising one (1) or more whole pallets shipped to a single location.

               2. Credit Terms - Except for specially negotiated purchases, Best Buy Co., Inc. will pay for ordered goods within thirty (30) days of receipt of an invoice.


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               3.       Acceptance of debit memos - Vendor agrees to accept
                        debit memos issued by Best Buy Co., Inc. for price protection, returns, Co-op/MDF and in fractions as described in Best Buy Co., Inc.'s standard Purchase Order Terms and Conditions in lieu of issuing Best Buy Co., Inc. a credit. In the event Vendor disputes a debit memo, Best Buy Co., Inc. agrees to provide sufficient back-up detail supporting the debit memo within sixty
                        (60) days of Vendor request. Vendor must submit any debit memo claims to Best Buy within sixty (60) of receipt of the debit memo or shall otherwise be deemed to have waived any such claims.

               D.       SELL-THROUGH DATA

               Best Buy Co., Inc. shall provide product performance reports by SKU no less frequently than weekly via electronics means to be determined by Visioneer and Best Buy buyer. They will indicate sales by SKU and store location, for the prior week and will include on-hand inventory information. There is no charge to receive this data. Best Buy will agree to provide Vendor with electronic media of monthly sales out data by no less than zip code.


        III.   VENDOR AUTHORIZATION

        It is understood by parties that Vendor's products are authorized to be sold by any Best Buy Co., Inc. location on the North American continent regardless of geographic location.


        IV.    HARDWARE MODEL AND SOFTWARE VERSION CHANGES

        Vendor will make best efforts to notify Best Buy Co., Inc. Merchandising of all new releases and product replacements, at least thirty (30) days prior to public announcement.


        V.     RETURNS/SELL THROUGH

               A.     STOCK BALANCE RETURNS

               Best Buy Co., Inc. may exercise net returns of new goods once each calendar quarter, equivalent to 10% of prior quarter's purchases; at any time during each calendar quarter. Vendor will accept Best Buy's debit memo for the quantity of product authorized to be returned or the quantity of product actually returned, whichever is less. At Best Buy Co., Inc.'s option, Vendor will refund the net amount in cash (less any Co-op paid for original purchases). If Vendor receives product in excess of the authorized amount, the excess amount will be returned to Best Buy Co., Inc. shipping location at Best Buy's expense for freight and any handling charges that may be incurred; Vendor will issue a debit memo to Best Buy Co., Inc. for these charges.


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               B.     CUSTOMER SATISFACTION RETURNS

               Visioneer defines customer satisfaction returns as the return of product with which a customer is not happy because it is defective or not what the customer wanted and which is returned to Best Buy within thirty (30) days of original end-user purchase. If the product is new and has never been opened, Best Buy Co., Inc. will return it to the shelf. If the product is not resellable as new, the Vendor agrees to accept its return. Returned products need to be substantially complete. That is, the package must include the principle items and accessories ordinarily included with the product from the Vendor. Vendor agrees to accept customer satisfaction returns and to refund the then current cost of goods to Best Buy Co., Inc. via debit memo issued by Best Buy Co., Inc.

               C.     OUT-OF-BOX FAILURES

               Vendor will automatically accept return of product that is defective out of the box and returned by the end-user to Best Buy Co., Inc. within a period of thirty (30) days after original purchase date by end-user of new product. Any other defective return requests will be considered on a case by case basis and will require advance authorization from Vendor's customer satisfaction and/or sales administration personnel.


        VI.    ADVERTISING AND MARKETING EFFORTS

               A.     RESPONSIBILITIES

               Vendor shall have the responsibility for developing and accessing demand for the Vendor's products and providing product differentiation from competitive products. In pursuit of these efforts, Vendor is encouraged to state in their advertising that products are available at Best Buy Co., Inc. locations. Best Buy Co., Inc. will be given the opportunity to pre-approve any use of its name or logo in order to assure its image is maintained.

               B.     BEST BUY CO., INC. RESPONSIBILITIES

               Best Buy Co., Inc.'s responsibilities are to take the appropriate steps to cause customers to visit Best Buy locations, make a pleasant and attractive retail environment conducive for the purchase of the Vendor's product(s), to represent those products in a positive and ethical manner and, in conjunction with Vendor's marketing research recommendations, to purchase a supply of the Vendor's products in adequate quantity to satisfy demand.

               C.     ACCOUNT REVIEWS

               Regular account reviews play a valuable role in both parties common objectives of selling more product to our mutual customers. Best Buy Co., Inc. Buyers will make themselves available for regular account reviews with its vendors. They may be in person or via telephone. Requests for review should be accompanied by an agenda.
               Typical agenda might be:

                - Review and analysis of past programs and promotions to evaluate effectiveness

                -       Short, Medium and Long range product and programs

                - Product performance - Inventory/Stock Levels, Competitive Landscape

                - Administrative Issues (Orders, Shipments, Payments, etc.)


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               D.     RETAIL CO-OP PROGRAM

               This section generally describes the marketing/sales program relative to Best Buy Co., Inc.'s store-based retail business. Vendor shall accept Best Buy Co., Inc.'s debit memo for five percent (5%) based upon net receipts from the Vendor for coop accrual. These funds shall be used strictly to:

                - Support basic shelf merchandising of the Vendor's products

                - Cover the cost of line listing of Vendor's products in Best Buy Co., Inc.'s retail catalog

                - Newspaper ads as deemed appropriate by Best Buy Co., Inc.

                - Inclusion of Vendor's products in Best Buy Co., Inc. direct response marketing program

                - Provide for the delivery of SKU performance data as described in ll.D. above.

               Marketing and/or sales development funds may be available on a periodic basis at Visioneer's discretion in addition to accrued coop funds.

               Proof of performance - "Proof of performance" as it relates to these four items shall be the responsibility of the Vendor. Best Buy Co., Inc. will cooperate by 3roviding reasonable access to advertising access tear sheets, copies of catalogs, etc.

               Collection of funds - Best Buy Co., Inc. will collect the 5% coop reimbursement via debit as described in II.C.3 above. It will be collected regardless of whatever action the Vendor chooses to take to verify use of these funds in the agreed upon manner.

               Incremental marketing activities - Best Buy Co., Inc. may periodically solicit its Vendors, from time to time, with offers to participate in additional marketing activities for additional costs.


        VII.   EMPLOYEE INCENTIVES

        Vendor is prohibited from providing compensation, incentives, SPIFFS, or gifts of any kind directly to Best Buy Co., Inc. employees without prior written approval of a disinterested Best Buy Co., inc. officer. Prohibited incentives would include, but not be limited to free product, cash, meals or travel awards. Violations of this policy would constitute grounds for the immediate discontinuance of the Vendor's product from the Best Buy Co., Inc. line.


      BEST BUY CO., INC.                     VISIONEER COMMUNICATIONS, INC.

      By:  Arnel De Jesus                    By:  Murray Dennis
         ---------------------------------      --------------------------------

      Signed: /s/ ARNEL DE JESUS             Signed: /s/ MURRAY DENNIS
             -----------------------------          ----------------------------

      Title:  Sr. Buyer                      Title:  V.P. Sales
            ------------------------------         -----------------------------

      Date:   9/11/96                        Date:   9/11/96
           -------------------------------        ------------------------------


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                                    EXHIBIT I


        PURCHASE ORDER TERMS AND CONDITIONS

        1.     ACCEPTANCE

        This Purchase Order ("Order") constitutes Best Buy Co., Inc.'s offer and SELLER'S acceptance and is expressly subject to the terms and conditions in this Order unless otherwise agreed to in writing by an officer of BUYER. Any provisions in SELLER'S invoices, billing statements, acknowledgment forms or similar documents which are at variance with the provision of this Order shall be of no force or effect unless specifically agreed to in writing by an officer of BUYER. Any request or demand for or statements purporting to make SELLER'S acceptance conditional on BUYER'S assent to additional or different terms are hereby rejected and shall be of no effect. Any of the following acts by SELLER shall constitute acceptance of this Order and all of the terms and conditions; signing and returning a copy of this Order; delivery of any items ordered; informing the BUYER in any manner of commencement of performance; or returning SELLER'S own form of acknowledgment. This Order may not be changed or terminated verbally.

        2.     INVOICING

        Each shipment must contain a packing slip showing Order number, number of cartons and quantity in each carton. Unless otherwise specified in the Order, the prices, in U.S. dollars, appearing herein shall include packaging, crating and are firm for the delivery period shown. BUYER shall be responsible for any federal and/or local taxes imposed by the jurisdiction in which the items are delivered.

        3.     TERMS COMMENCEMENT

        Any cash discount terms will begin upon date of receipt of the items or invoice, whichever is later.

        4.     EXTRA CHARGES

        BUYER shall pay no extra charges, including but not limited to charges for prepacks, cartons, handling, or minimum Order or because of any taxes or excises levied on manufacturers, wholesalers or otherwise, unless agreed to in writing and signed by an officer of BUYER. Merchandise shipped by freight or express will be packed, marked and described so as to obtain the lowest rate possible under freight or express classifications, except when otherwise specified by BUYER and penalties or increased charges for failure to do so will be charged to SELLER.

        5.            DELIVERY AND ACCEPTANCE OF ITEMS

        The time specified for delivery of the items covered by this Order is of the essence. All items will be subject BUYER Inspection at BUYER'S receiving location. In addition to other rights provided by law, BUYER reserves the right to cancel any unshipped portion of this Order, and to reject all or part of items shipped hereunder, which: are defective in material or workmanship; differ in any way from specifications or warranties herein contained or implied by law; are shipped contrary to instruction, not in recognized standard containers, or not on specified shipping dates. SELLER shall have no right to cure such defects or failure to perform after BUYER gives notice of cancellation. At its option, BUYER may return rejected items or hold items at SELLER'S risk and expense, and may in any event charge SELLER with cost of transportation, shipping, unpacking, examining, recapping, reshipping, and other like expenses. SELLER



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        may not refuse any return so made, and shall be liable for all charges, costs, expenses and consequential damages resulting from or arising out of said refusal. In the event BUYER shall have made payments to SELLER for items so returned, SELLER shall promptly refund such payments to BUYER. Notwithstanding the foregoing: BUYER shall be under no duty to inspect items prior to resale and neither retention nor resale of such items shall be construed as an acceptance of items not in compliance with the requirements of this Order.

               A. MERCHANTABILITY. SELLER represents and warrants for a period of ninety (90) days after end-user purchase that all items delivered pursuant to this Order will, in addition to any express warranty or guarantees heretofore or hereafter made by samples or other descriptions previously furnished by SELLER be free from any defect in material or workmanship, be merchantable at the time of delivery to BUYER and at the time of use by BUYER'S customers and be fit and safe for sale and any use by BUYER, or its customers for which such items are ordinarily intended and any particular intended use for which SELLER or its agents should have or do have knowledge of. SELLER will maintain and carry liability insurance which includes but is not limited to employer's liability, workers compensation, general liability, public liability, property damage liability, product liability, and contract liability in amounts set forth or incorporated in this order, with insurance carriers acceptable to BUYER and if no amounts are so set forth herein, amounts as acceptable to and approved by the BUYER, but in no event shall such amounts be less than minimum statutory requirements, if any. SELLER will, at BUYER'S request, furnish certificates of insurance from its carrier on the foregoing coverage's, which shall provide that such coverage shall not be reduced without thirty (30) days advance written notification to the BUYER from the carrier.

               B. GOVERNMENTAL REQUIREMENTS. SELLER represents and warrants that all items; delivered pursuant to this Order are manufactured in compliance with and meet the standards of United States Consumer Product Safety Act ("CPSA") and the rules, regulations and standards of the United States Consumer Product Safety Commission; furnished hereunder which are produced in the United States will be produced in compliance with the applicable requirements of the Fair Labor Standards Act of 1938, as amended to the sale hereof, and regulations and orders of the United States Department of Labor issued under Section 14 thereof, and that all provisions of Executive Order as amended, 4 1 CFR60-250 and 4 1 CFR60-741 are incorporated by reference herein as though set forth in full; are manufactured, sold, shipped, packaged, labeled, tagged and invoiced in compliance with all applicable federal, national, state, and local laws, statutes, rules, regulations or ordinances, including but not limited to the Consumer Packaging and Labeling Act, the Hazardous Products Act, the National Trademark and True Labeling Act and the Food and Drug Act and all other warrants that it will, upon written demand, furnish BUYER with Material Safety Data Sheets ("MSDS'S") for items furnished hereunder. Said MSDS's are to comply with requirements of Federal and State Right to Know Laws and Occupational Safety and Health Acts.

               C. ANTITRUST. SELLER represents and warrants that the prices hereunder on the items covered by this Order are lawful under all applicable laws and regulations, including but not limited to Section 2 of the Clayton Antitrust Act, as amended by the Robinson-Patman Act, and further specifically, expressly, and unconditionally represents and warrants to BUYER that any and all payments or allowances to be made to BUYER by SELLER for services or facilities to be furnished by SELLER are on proportionally equal terms to other similar customers of SELLER competing with BUYER in the description of the same item.


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        6.     PATENT INDEMNITY

               A. REPRESENTATIONS. SELLER represents and warrants that:

                        1. It has the right to disclose or use, without
                liability to others, all processes, designs and methods the SELLER will disclose or use in performance of this Order.

                        2. The items, and BUYER'S use thereof, do not and will
                not infringe on any U.S. patent, trademark, trade name, service mark, trade secret, mask work, copyright, design or any other proprietary right of others and

                        3. In connection with its performance under this Order,
                SELLER will not knowingly infringe on any U.S. patent, trademark, trade name, service mark, trade secret, mask work, copyright, design or any other proprietary right of a third party.

               B. INDEMNITY BY SELLER. SELLER will indemnify, hold harmless, and at BUYER'S request, defend BUYER and BUYER'S subsidiaries, affiliates, and customers from and against any loss, or liability or expense (including court costs and reasonable legal fees) arising out of or resulting from any breach or alleged breach of the above representations or from any claim that BUYER's use, sale or other disposition of the items purchased hereunder infringes on any U.S. patent, trademark, trade name, service mark, trade secret, mask work, copyright, design or any other proprietary property of any third party. In the event of any such claim, BUYER agrees (i) to notify SELLER of claim, (ii) if BUYER has not requested that SELLER defend the claim, to permit SELLER, at SELLER's expense to participate in the defense thereof with counsel of SELLER'S choosing, subject to BUYER'S participation and supervision, and (iii) if BUYER has requested that SELLER defend the claim, to provide SELLER with all needed information, assistance and authority necessary for SELLER to do so. If the use by BUYER or any of its customers of any of the items purchased under this Order is enjoined, or in BUYER'S opinion is likely to be enjoined, at BUYER'S request and option, and without prejudice to BUYER'S rights and remedies SELLER at its expense will: (1) procure from the person or persons claiming or likely to claim infringement, a license for BUYER and its customers to continue to use such items; or (2) modify such items to avoid the infringement, a license for BUYER and its performance or compliance with BUYER'S specifications on this Order; or (3) refund to BUYER the net amounts paid by BUYER, less applicable discounts and credits for infringing items returned at Seller's expense by BUYER to SELLER.


        7.     PRICE PROTECTION

        SELLER represents and warrants on date of this Order, that the prices charged for the items covered by this Order will be as low as the lowest prices charges by SELLER to any similar customers purchasing such items in similar quantities and under like circumstances. This Order is not to be filled at a higher price than shown on the Order unless authorized in writing by an officer of BUYER. Should there be a SELLER imposed reduction in price between the date of this Order and the delivery date specified in this Order or the actual delivery date, whichever is later, BUYER may charge back to SELLER'S account the amount of decline on any items on hand or in transit at the time of the price reduction.


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        8.     TERMINATION

        At its option, BUYER may terminate all or part of this Order for any reason, within 24 hours prior to SELLER'S scheduled shipment to BUYER, upon prior written notification being faxed, telexed or mailed to SELLER, which is received no later than 24 hours prior to scheduled shipment; such termination shall be at no charge, cost or expense to BUYER.


        9.     FORCE MAJEURE

        Neither BUYER nor SELLER shall be liable for any failure to perform in accordance with the terms of this Order due to wars, strikes, fires, acts of God or the public enemy, labor difficulties, freight embargoes or other causes beyond their control. In the event SELLER is unable to perform due to any of the foregoing events, BUYER shall be entitled, except for BUYER'S monetary obligation under this Agreement and, in addition to its right to terminate pursuant to paragraph 9; to (a) reduce pro lento, and without any obligation to SELLER, the quantity of items specified by this Order.


        10.    WAIVER

        No course of dealing of BUYER nor any delay or omission of BUYER to exercise any right or remedy under this Order shall operate as a waiver of any rights of BUYER, and every right and remedy of BUYER provided herein shall be cumulative and concurrent, unless otherwise expressly provided herein, and shall be in addition to every other right or remedy provided for herein or now or hereafter existing in law or equity. In the event BUYER waives any term or condition, such waiver shall not constitute a waiver of the same terms or conditions in prior or subsequent transactions or different terms or conditions in the same, prior or subsequent transactions.


        11.    ASSIGNMENT

        Neither party may assign or transfer any of the rights, duties, or obligations herein without the prior written consent of the other, and any purported attempt to do so shall be null and void. Notwithstanding anything set forth above, BUYER or SELLER may assign or transfer its rights, duties and obligations under this Agreement to a subsidiary or Affiliate; in the case of SELLER, to a subsidiary or affiliate of SELLER, or, in the case of Buyer or Seller, to a third party in connection with the merger, sale, consolidation or transfer of substantially all of such party's assets or stock, provided that such third party is not a competitor of the non-assigning party. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns.


        12.    SEVERABILITY

        If any provisions of this Order is found to be illegal or otherwise unenforceable by any court or other judicial or administrative body, it shall be severed and the remaining provision of this Order shall remain in full force and effect.


        13.    ENTIRE AGREEMENT

        This document contains the entire agreement of the parties upon the subject matter hereof. There is no agreement, oral or otherwise, which is not set forth in writing. No modifications of this agreement shall be binding unless in writing and signed by both parties.


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        14.    SERVICE OR PROCESS

        This Agreement shall be governed by the laws of the State of Delaware.


        15.    ADDITIONAL REMEDIES

        The rights and remedies herein expressly provided shall be in addition to any other rights and remedies given by law or equity.


        16.    JURISDICTION

        Except as otherwise specifically provided in this contract, any dispute concerning a question of fact and/or law arising under this Order which is not disposed of by agreement of the parties, shall be decided by a court of competent jurisdiction in the United States District Courts in the Northern District of California or in the Superior Court in Santa Clara County if Visioneer sues; jurisdiction in State of Delaware courts if Best Buy Co., Inc. sues. Pending settlement or final decisions of any dispute, the SELLER shall proceed diligently with the performance of this Order in accordance with the directions of the BUYER.


        17.    SURVIVAL

        The terms, provisions, representations, and warranties contained in this Order shall survive the delivery of the items, payment of the purchase price and transfer of title.